EXHIBIT 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS SECOND QUARTER RESULTS

Client Focus Yields Increased Net New Assets

Growth, Diversified Revenues and Operating Discipline All Contribute to Financial Performance

SAN FRANCISCO, July 17, 2012 – The Charles Schwab Corporation announced today that its net income for the second quarter of 2012 was $275 million, up 41% from $195 million for the first quarter of 2012, and up 16% from $238 million for the second quarter of 2011. Net income for the six months ended June 30, 2012 was $470 million, down 2% from the year-earlier period. The company’s financial results for both the second quarter and first half of 2012 include a pre-tax gain of $70 million, or approximately $44 million after-tax, relating to the previously disclosed resolution of a vendor dispute.

	Three Months Ended —June 30,—		% Change	Six Months Ended —June 30,—		% Change
Financial Highlights	2012	2011		2012	2011

Net revenues (in millions)	$1,283	$1,190	8%	$2,472	$2,397	3%
Net income (in millions)	$275	$238	16%	$470	$481	(2)%
Diluted earnings per common share	$.20	$.20	—	$.36	$.40	(10)%
Pre-tax profit margin	33.7%	32.4%		30.1%	32.5%
Return on average common stockholders’ equity (annualized)	13%	14%		11%	15%

CEO and President Walt Bettinger commented, “Our ‘through clients’ eyes’ strategy continues to prove itself and deliver growth as it resonates with investors in all economic environments. While the economy and financial markets faced heightened challenges during the second quarter, demand for our full-service capabilities remained strong – we ended the quarter with 2.5 million accounts at Schwab that were either enrolled in one of our advisory offerings or under the guidance of an independent advisor, up 9% year-over-year. Even as trading activity weakened during the period, we saw other signs of sustained client engagement, including $16.0 billion in net new assets, up 4% from a year ago; an ongoing pattern of net purchases of securities throughout the quarter; and cash holdings at Schwab that remained at pre-financial crisis levels. In addition, clients opened 221,000 new brokerage accounts during the second quarter, up 8% year-over-year. We ended the quarter with 8.7 million active brokerage accounts, 822,000 banking accounts, and $1.80 trillion in total client assets, up 7, 10, and 9%, respectively, over June 2011.”

Mr. Bettinger added, “We’re proud that a growing number of clients trust us to help them reach their financial goals, and we believe our commitment to sustained investment in our client base is essential to reinforcing that trust and supporting our long-term expansion. That investment is always balanced with our emphasis on strong near-term profitability. Our ongoing expense discipline helped the company to move forward with our key 2012 client initiatives during the second quarter and still deliver a pre-tax profit margin of nearly 30% excluding the one-time vendor payment.”

CFO Joe Martinetto said, “Our second quarter financial performance benefited from the company’s diversified revenue streams as well as our growing client base and expense discipline. Environmental headwinds picked up yet again during the quarter, including further declines in long-term interest rates. While trading revenue slowed under these conditions, asset management and administration fees and net interest revenue both increased sequentially, by 2% and 6%, respectively. As a result, our second quarter results included 1% sequential growth for those three major revenue lines combined. With our expenses staying within planned levels, we were able to achieve an 18% increase in net income from the first quarter even before factoring in the vendor payment.”

Mr. Martinetto concluded, “During the second quarter we took advantage of market conditions to further strengthen our operating flexibility via a second preferred stock offering, which followed our first-ever preferred offering during January 2012. Completing these offerings leaves us with nearly $900 million of this cost-effective, non-dilutive capital as part of our funding mix. With our healthy financial performance, balance sheet and capital base, Schwab is ready to continue its profitable growth in the months ahead.”

Business highlights for the second quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 40,000, down 2% year-over-year. Total accounts reached 6.1 million as of June 30, 2012, up 2% year-over-year.

•

Expanded the company’s integrated mobile banking capabilities to include Schwab Bank Bill Pay™ for iPad® and mobile devices. The new Bill Pay feature allows Schwab Bank clients to make, edit, monitor and cancel payments as well as add and edit new payees and billers.

Institutional Services

Advisor Services

•

Bolstered the Schwab OpenView Workflow Library™ to include a full range of 28 universal workflows, covering critical aspects of managing a successful investment advisory practice, including lead generation, client onboarding, service requests and business operations.

•	Launched the Schwab Advisor Center® application for the iPhone®, enabling advisors to view their clients’ account balances, positions and transactions while away from the office.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $72.2 billion, up 27% year-over-year.

•	Outstanding mortgage and home equity loans = $9.1 billion, up 3% year-over-year.

•	First mortgage originations by Quicken Loans and Schwab during the quarter = $1.0 billion.

•	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.80%, 0.48% and 0.52%, respectively, at month-end June.

•	Schwab Bank High Yield Investor Checking® accounts = 631,000, with $10.7 billion in balances.

•	Client assets managed by Windhaven® totaled $11.1 billion; up 8% from the first quarter of 2012.

•	Total assets under management in Schwab ETFs™ = $6.7 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.4 billion.

Apple, the Apple logo, iPad, and iPhone are trademarks of Apple Inc. registered in the U.S. and other countries. Android is a trademark of Google Inc.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q2_2012_schedule.xls

Forward Looking Statements

This press release contains forward looking statements relating to the company’s growth and profitability. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; general market conditions, including the level of interest rates, equity valuations and trading activity; the level of client assets, including cash balances; the company’s ability to monetize client assets; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; capital needs and management; level of expenses; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s Form 10-Q for the period ending March 31, 2012.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 8.7 million client brokerage accounts, 1.52 million corporate retirement plan participants, 822,000 banking accounts, and $1.80 trillion in client assets. The company was ranked “Highest in Investor Satisfaction with Self-Directed Services” in the 2012 U.S. Self-Directed Investor Satisfaction StudySM from J.D. Power and Associates. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and mortgage services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net Revenues
Asset management and administration fees	$496	$502	$980	$1,004

Interest revenue	497	496	969	977
Interest expense	(39)	(45)	(77)	(90)

Net interest revenue	458	451	892	887

Trading revenue	219	205	462	446
Other	121	35	167	74
Provision for loan losses	(4)	(1)	(4)	(5)
Net impairment losses on securities (1)	(7)	(2)	(25)	(9)

Total net revenues	1,283	1,190	2,472	2,397

Expenses Excluding Interest
Compensation and benefits	446	430	911	867
Professional services	93	92	189	184
Occupancy and equipment	80	73	156	144
Advertising and market development	57	51	124	111
Communications	55	54	113	110
Depreciation and amortization	48	33	96	68
Class action litigation and regulatory reserve	—	7	—	7
Other	72	64	138	126

Total expenses excluding interest	851	804	1,727	1,617

Income before taxes on income	432	386	745	780
Taxes on income	157	148	275	299

Net Income	275	238	470	481

Preferred stock dividends	14	—	14	—

Net Income Available to Common Stockholders	$261	$238	$456	$481

Weighted-Average Common Shares Outstanding — Diluted	1,274	1,210	1,273	1,208

Earnings Per Common Share — Basic	$.20	$.20	$.36	$.40
Earnings Per Common Share — Diluted	$.20	$.20	$.36	$.40

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $12 million and $11 million, net of $5 million and $9 million recognized in other comprehensive income, for the three months ended June 30, 2012 and 2011, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $14 million and $11 million, net of $(11) million and $2 million recognized in other comprehensive income, for the six months ended June 30, 2012 and 2011, respectively.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q2-12 % change		2012		2011
(In millions, except per share amounts and as noted)	vs. Q2-11	vs. Q1-12	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net Revenues
Asset management and administration fees	(1%)	2%	$496	$484	$458	$466	$502
Net interest revenue	2%	6%	458	434	395	443	451
Trading revenue	7%	(10%)	219	243	233	248	205
Other (1)	N/M	163%	121	46	41	45	35
Provision for loan losses	N/M	N/M	(4)	—	(5)	(8)	(1)
Net impairment losses on securities	N/M	(61%)	(7)	(18)	(9)	(13)	(2)

Total net revenues	8%	8%	1,283	1,189	1,113	1,181	1,190

Expenses Excluding Interest
Compensation and benefits	4%	(4%)	446	465	442	423	430
Professional services	1%	(3%)	93	96	99	104	92
Occupancy and equipment	10%	5%	80	76	79	78	73
Advertising and market development	12%	(15%)	57	67	69	48	51
Communications	2%	(5%)	55	58	54	56	54
Depreciation and amortization	45%	—	48	48	48	39	33
Class action litigation and regulatory reserve	N/M	—	—	—	—	—	7
Other	13%	9%	72	66	70	73	64

Total expenses excluding interest	6%	(3%)	851	876	861	821	804

Income before taxes on income	12%	38%	432	313	252	360	386
Taxes on income	6%	33%	157	118	89	140	148

Net Income	16%	41%	$275	$195	$163	$220	$238

Preferred stock dividends	N/M	N/M	14	—	—	—	—

Net Income Available to Common Stockholders	10%	34%	$261	$195	$163	$220	$238

Basic earnings per common share	—	33%	$.20	$.15	$.13	$.18	$.20
Diluted earnings per common share	—	33%	$.20	$.15	$.13	$.18	$.20
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding – diluted	5%	—	1,274	1,273	1,271	1,229	1,210

Performance Measures
Pre-tax profit margin			33.7%	26.3%	22.6%	30.5%	32.4%
Return on average common stockholders’ equity (annualized) (2)			13%	10%	8%	12%	14%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	(5%)	(16%)	$22.7	$26.9	$26.0	$27.0	$23.8
Receivables from brokerage clients	3%	7%	$12.0	$11.2	$11.1	$11.1	$11.6
Loans to banking clients	3%	—	$9.8	$9.8	$9.8	$9.7	$9.5
Total assets (3)	15%	—	$111.8	$111.5	$108.6	$102.9	$97.6
Deposits from banking clients	27%	6%	$66.3	$62.3	$60.9	$54.1	$52.3
Payables to brokerage clients	(6%)	(13%)	$31.8	$36.4	$35.5	$36.6	$33.9
Long-term debt	—	—	$2.0	$2.0	$2.0	$2.0	$2.0
Stockholders’ equity (4)	36%	10%	$9.1	$8.3	$7.7	$7.7	$6.7

Other
Full-time equivalent employees (at quarter end, in thousands)	4%	(2%)	13.7	14.0	14.1	13.9	13.2
Annualized net revenues per average full-time equivalent employee (in thousands)	3%	9%	$372	$340	$316	$350	$361
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	(30%)	(9%)	$31	$34	$55	$54	$44

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	8%	(10%)	285.2	318.4	307.4	323.1	264.9
Asset-based trades (6)	16%	(6%)	50.6	53.7	45.9	50.6	43.6
Other trades (7)	13%	(4%)	99.8	104.1	106.3	101.7	88.6

Total	10%	(9%)	435.6	476.2	459.6	475.4	397.1

Average Revenue Per Revenue Trade (5)	(1%)	(2%)	$12.15	$12.35	$12.21	$12.04	$12.23

(1)	Includes $70 million relating to a confidential resolution of a vendor dispute, which was received in the second quarter of 2012.

(2)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.

(3)

Total assets as of June 30, 2012, March 31, 2012, December 31, 2011, and September 30, 2011, reflect preliminary purchase accounting for the assignment of fair values to optionsXpress Holdings, Inc.’s assets and liabilities acquired. Amounts are subject to refinement as information relative to the closing date fair values becomes available.

(4)

In the second quarter and first quarter of 2012, the Company issued non-cumulative perpetual preferred stock, Series B, for a total liquidation preference of $485 million and non-cumulative perpetual preferred stock, Series A, with a total liquidation preference of $400 million, respectively.

(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(6)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(7)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2012			2011			2012			2011
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$5,721	$4	0.28%	$5,318	$3	0.23%	$6,134	$8	0.26%	$5,137	$6	0.24%
Cash and investments segregated	25,429	11	0.17%	23,478	9	0.15%	26,140	21	0.16%	23,335	23	0.20%
Broker-related receivables (1)	306	—	0.06%	367	—	—	311	—	0.07%	370	—	0.06%
Receivables from brokerage clients	11,091	115	4.17%	10,880	122	4.50%	10,646	221	4.17%	10,609	239	4.54%
Securities available for sale (2)	38,407	152	1.59%	26,105	110	1.69%	37,302	297	1.60%	25,563	216	1.70%
Securities held to maturity	15,240	108	2.85%	16,350	145	3.56%	15,106	207	2.76%	16,742	285	3.43%
Loans to banking clients	9,884	77	3.13%	9,366	77	3.30%	9,874	156	3.18%	9,188	152	3.34%
Loans held for sale (1)	18	—	4.04%	27	—	4.71%	36	1	4.12%	70	1	4.50%

Total interest-earning assets	106,096	467	1.77%	91,891	466	2.03%	105,549	911	1.74%	91,014	922	2.04%

Other interest revenue		30			30			58			55

Total interest-earning assets	$106,096	$497	1.88%	$91,891	$496	2.17%	$105,549	$969	1.85%	$91,014	$977	2.16%

Funding sources:
Deposits from banking clients	$62,560	$10	0.06%	$51,338	$16	0.13%	$61,833	$20	0.07%	$50,836	$33	0.13%
Payables to brokerage clients (1)	29,977	—	0.01%	28,086	—	0.01%	30,266	1	0.01%	27,573	1	0.01%
Long-term debt	1,999	27	5.43%	2,004	27	5.40%	2,000	54	5.43%	2,005	54	5.43%

Total interest-bearing liabilities	94,536	37	0.16%	81,428	43	0.21%	94,099	75	0.16%	80,414	88	0.22%

Non-interest-bearing funding sources	11,560			10,463			11,450			10,600
Other interest expense		2			2			2			2

Total funding sources	$106,096	$39	0.14%	$91,891	$45	0.20%	$105,549	$77	0.15%	$91,014	$90	0.20%

Net interest revenue		$458	1.74%		$451	1.97%		$892	1.70%		$887	1.96%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.

(2)	Amounts have been calculated based on amortized cost.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior period amounts have been reclassified to conform to the 2012 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

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THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2012			2011			2012			2011
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$153,103	$220	0.58%	$149,652	$208	0.56%	$154,858	$442	0.57%	$151,027	$419	0.56%
Fee waivers		(146)			(128)			(309)			(240)

Schwab money market funds	153,103	74	0.19%	149,652	80	0.21%	154,858	133	0.17%	151,027	179	0.24%
Equity and bond funds (1)	46,375	31	0.27%	42,577	31	0.29%	46,003	63	0.28%	41,892	60	0.29%
Mutual Fund OneSource ®	212,028	164	0.31%	224,022	182	0.33%	213,689	330	0.31%	219,994	356	0.33%

Total mutual funds (2)	$411,506	269	0.26%	$416,251	293	0.28%	$414,550	526	0.26%	$412,913	595	0.29%

Advice solutions (2)	$117,001	140	0.48%	$111,911	134	0.48%	$116,248	279	0.48%	$110,002	263	0.48%
Other (3)		87			75			175			146

Total asset management and administration fees		$496			$502			$980			$1,004

(1)	Includes Schwab ETFs.

(2)

Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also includes Schwab Advisor Network, Schwab Advisor Source, and Windhaven. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)	Includes various asset based fees, such as trust fees, 401k record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Reconciliation of Net Revenues, Income Before Taxes on Income,

and Net Income Excluding Certain Items to Reported Amounts

(In millions)

(Unaudited)

	Three Months Ended June 30, 2012	Three Months Ended March 31, 2012	% Change
Net Revenues Excluding Certain Items	$1,213	$1,189	2%
Other revenues (1)	70	—	N/M

Reported Net Revenues	$1,283	$1,189	8%

Reported Expenses Excluding Interest	$851	$876	(3%)

Income Before Taxes On Income Excluding Certain Items	$362	$313	16%
Add: Other revenues excluded above	70	—	N/M

Reported Income Before Taxes on Income	$432	$313	38%

Net Income Excluding Certain Items (2)	$231	$195	18%
Add: Other revenues excluded above	70	—	N/M
Tax expense	(26)	—	N/M

Reported Net Income	$275	$195	41%

Pre-tax Profit Margin Excluding Certain Items (2)	29.8%	26.3%
Reported Pre-tax Profit Margin	33.7%	26.3%

(1)	Relates to a confidential resolution of a vendor dispute, which was received in the second quarter of 2012.

(2)

Management believes these non-GAAP financial measures are useful indicators of the Company’s ongoing financial performance, and tools that can provide meaningful insight into financial performance without the effects of certain material items that are not expected to be an ongoing part of operations.

N/M Not meaningful.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q2-12 % Change		2012		2011
(In billions, at quarter end, except as noted)	vs. Q2-11	vs. Q1-12	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	14%	(1%)	$98.2	$98.8	$96.4	$90.9	$86.5
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	1%	(1%)	152.9	154.4	159.8	155.5	152.0
Equity and bond funds	(9%)	(1%)	45.3	45.8	38.2	34.3	49.6

Total proprietary funds	(2%)	(1%)	198.2	200.2	198.0	189.8	201.6

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	(4%)	(4%)	211.2	219.5	198.6	187.9	220.8
Mutual fund clearing services	189%	—	126.4	127.0	104.2	98.6	43.7
Other third-party mutual funds	5%	(2%)	328.7	334.1	305.9	290.4	314.2

Total Mutual Fund Marketplace	15%	(2%)	666.3	680.6	608.7	576.9	578.7

Total mutual fund assets	11%	(2%)	864.5	880.8	806.7	766.7	780.3

Equity and other securities (1)	7%	(2%)	670.4	685.0	607.9	552.9	624.5
Fixed income securities	3%	1%	180.5	179.4	176.9	176.4	175.1
Margin loans outstanding	3%	7%	(11.2)	(10.5)	(10.2)	(10.5)	(10.9)

Total client assets	9%	(2%)	$1,802.4	$1,833.5	$1,677.7	$1,576.4	$1,655.5

Client assets by business
Investor Services	4%	(2%)	$737.0	$753.3	$697.9	$655.4	$711.6
Advisor Services	4%	(1%)	727.6	735.9	679.0	640.1	697.8
Other Institutional Services	37%	(2%)	337.8	344.3	300.8	280.9	246.1

Total client assets by business	9%	(2%)	$1,802.4	$1,833.5	$1,677.7	$1,576.4	$1,655.5

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (2)	45%	(51%)	$2.9	$5.9	$5.3	$11.6	$2.0
Advisor Services	(7%)	(21%)	9.9	12.6	9.2	10.6	10.6
Other Institutional Services (3)	14%	(84%)	3.2	20.4	7.0	63.8	2.8

Total net new assets	4%	(59%)	16.0	38.9	21.5	86.0	15.4

Net market (losses) gains	N/M	(140%)	(47.1)	116.9	79.8	(165.1)	(6.8)

Net (decline) growth	N/M	(120%)	$(31.1)	$155.8	$101.3	$(79.1)	$8.6

New brokerage accounts (in thousands, for the quarter ended) (4)	8%	(8%)	221	240	203	506	205
Clients (in thousands)
Active Brokerage Accounts	7%	1%	8,720	8,639	8,552	8,510	8,140
Banking Accounts	10%	3%	822	801	780	769	745
Corporate Retirement Plan Participants	6%	1%	1,524	1,516	1,492	1,462	1,439

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)	Includes inflows of $7.5 billion from the acquisition of optionsXpress Holdings, Inc. in the third quarter of 2011.

(3)	Includes inflows of $12.0 billion and $60.9 billion from mutual fund clearing services clients in the first quarter of 2012 and third quarter of 2011, respectively.

(4)	Includes 315,000 new brokerage accounts from the acquisition of optionsXpress Holdings, Inc. in the third quarter of 2011.

N/M Not meaningful.

The Charles Schwab Corporation Monthly Market Activity Report For June 2012

	2011							2012						% change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	June	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	6.5	9.9	62.4	13.7	5.0	6.0	10.5	7.1	21.3	10.5	1.0	9.2	5.8	(37%)	(11%)
Net Market (Losses) Gains	(23.7)	(15.9)	(58.0)	(91.2)	97.4	(13.4)	(4.2)	58.9	43.4	14.6	(8.0)	(78.3)	39.2

Total Client Assets (at month end, in billions of dollars)	1,655.5	1,649.5	1,653.9	1,576.4	1,678.8	1,671.4	1,677.7	1,743.7	1,808.4	1,833.5	1,826.5	1,757.4	1,802.4	3%	9%

New Brokerage Accounts (2) (in thousands)	61	56	71	379	64	64	75	74	76	90	87	70	64	(9%)	5%

Clients (at month end, in thousands)
Active Brokerage Accounts	8,140	8,152	8,181	8,510	8,523	8,534	8,552	8,572	8,599	8,639	8,684	8,706	8,720	—	7%
Banking Accounts	745	754	765	769	774	777	780	787	794	801	808	815	822	1%	10%
Corporate Retirement Plan Participants	1,439	1,443	1,452	1,462	1,468	1,478	1,492	1,504	1,511	1,516	1,526	1,522	1,524	—	6%

Clients’ Daily Average Trades (3) (in thousands)	363.8	404.1	545.3	466.8	509.5	433.5	435.1	468.4	500.1	461.7	458.9	432.3	417.0	(4%)	15%

Market Indices (at month end)
Dow Jones Industrial Average	12,414	12,143	11,614	10,913	11,955	12,046	12,218	12,633	12,952	13,212	13,214	12,394	12,880	4%	4%
Nasdaq Composite	2,774	2,756	2,579	2,415	2,684	2,620	2,605	2,814	2,967	3,092	3,046	2,827	2,935	4%	6%
Standard & Poor’s 500	1,321	1,292	1,219	1,131	1,253	1,247	1,258	1,312	1,366	1,408	1,398	1,310	1,362	4%	3%

Daily Average Market Share Volume (in millions)
NYSE	3,890	3,798	5,781	4,584	4,773	4,053	3,576	3,991	3,910	3,806	3,713	3,940	3,869	(2%)	(1%)
Nasdaq	2,001	1,890	2,514	2,084	2,086	1,852	1,606	1,819	1,895	1,675	1,697	1,898	1,782	(6%)	(11%)
Total US Exchanges	7,226	6,955	10,526	8,455	8,614	7,319	6,345	6,917	6,921	6,603	6,497	7,083	6,857	(3%)	(5%)

Mutual Fund Net Buys (Sells) (4) (in millions of dollars)
Large Capitalization Stock	(656.5)	(1,345.0)	(431.2)	(226.7)	(686.0)	(640.2)	(840.8)	(2.0)	71.5	(338.5)	(75.8)	(97.6)	(428.2)
Small / Mid Capitalization Stock	(787.5)	(611.7)	(965.8)	(301.8)	(276.2)	(424.5)	(483.7)	(15.5)	(7.9)	(420.6)	(175.8)	(291.7)	(257.5)
International	(179.8)	(494.4)	(479.4)	(378.1)	(267.6)	(484.2)	(1,034.9)	669.2	564.5	138.7	257.5	150.9	167.1
Specialized	271.5	63.1	(52.5)	136.2	(214.2)	266.1	(161.6)	206.4	286.3	538.0	109.2	(54.6)	151.5
Hybrid	263.8	(16.6)	170.7	(31.5)	59.4	(153.3)	158.1	730.2	535.2	669.2	313.7	164.1	(136.5)
Taxable Bond	1,315.2	762.3	(669.0)	980.1	1,265.5	642.7	1,079.3	2,728.5	3,407.0	3,154.7	2,097.6	1,492.0	1,725.9
Tax-Free Bond	62.3	85.1	(317.9)	90.5	120.7	293.2	459.9	644.4	678.8	547.3	199.0	296.1	222.8
Money Market Funds	1,605.5	228.3	5,882.3	(1,263.4)	1,748.8	(178.2)	2,697.6	(3,037.3)	(2,359.6)	(1,338.3)	(2,327.0)	442.4	457.4

(1)

February 2012 includes inflows of $12.0 billion from a mutual fund clearing services client. September 2011 includes inflows of $7.5 billion related to the acquisition of optionsXpress Holdings, Inc. August 2011 includes inflows of $56.1 billion from a mutual fund clearing services client. July 2011 includes inflows of $4.8 billion from a mutual fund clearing services client.

(2)	September 2011 includes 315,000 new brokerage accounts related to the acquisition of optionsXpress Holdings, Inc.

(3)

Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.